The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated July 30, 2003

PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 67 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                      Dated            , 2003
                                                                  Rule 424(b)(3)

                                   $
                                Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                                ----------------
                        BRIDGES(SM) due August 30, 2009
    Based on the Value of Common Stock of Fifteen Companies in the Financial
                               Services Industry

Unlike ordinary debt securities, the BRIDGES do not pay interest. Instead, the BRIDGES will pay at maturity the greater of (i) the principal amount of $10 and
(ii) the average value of a basket of shares of common stock of fifteen companies in the financial services industry, which we refer to as the basket stocks, as determined on five specified determination dates during the life of the BRIDGES. The basket stocks are the common stock of The Allstate Corporation, American International Group, Inc., Bank of America Corporation, Bank One Corporation, Berkshire Hathaway Inc. (Class B), Citigroup Inc., Fifth Third Bancorp, FleetBoston Financial Corporation, J.P. Morgan Chase & Co., MetLife, Inc., Prudential Financial, Inc., U.S. Bancorp, Wachovia Corporation, Washington Mutual, Inc. and Wells Fargo & Company.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At the initial offering of the BRIDGES, the basket is equally-weighted and the initial basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $.66667 of the initial basket value, based on the closing prices of the basket stocks on the day we offer the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock or for adjustments relating to the basket.

o At maturity, you will receive per BRIDGES the greater of (i) the principal amount of $10 and (ii) the final average basket value.

     o The final average basket value will equal the arithmetic average of the basket values on August 30, 2005, August 30, 2006, August 30, 2007, August 30, 2008 and August 27, 2009.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o Investing in the BRIDGES is not equivalent to investing in the basket of stocks or any of its component stocks.

o The issuers of the basket stocks are not involved in this offering of the BRIDGES in any way and will have no obligation of any kind with respect to the BRIDGES.

o We will apply to list the BRIDGES under the proposed symbol "MBK" on the American Stock Exchange LLC.

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-7.

                            ------------------------
                             PRICE $10 PER BRIDGES
                            ------------------------

                                   Price to        Agent's        Proceeds to
                                    Public       Commissions        Company
                                  ----------    -------------    -------------
Per BRIDGES.............               $              $                $
Total...................               $              $                $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the BRIDGES and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the BRIDGES or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The BRIDGES may not be offered or sold to the public in Brazil. Accordingly, the offering of the BRIDGES has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The BRIDGES have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The BRIDGES may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the BRIDGES, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to BRIDGES which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The BRIDGES have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the BRIDGES may not be circulated or distributed, nor may the BRIDGES be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the BRIDGES to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of a basket of shares of common stock of fifteen companies in the financial services industry. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket stocks. The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for the amount, if any, by which the final average basket value (as defined herein) exceeds the principal amount of the BRIDGES.

     "BRIDGES" is a licensed service mark of ours.

Each BRIDGES costs $10     We, Morgan Stanley, are offering you BRIDGES due
                           August 30, 2009 Based on the Value of Common Stock of Fifteen Companies in the Financial Services
                           Industry. The basket stocks are the common stocks of The Allstate Corporation, American International
                           Group, Inc., Bank of America Corporation, Bank One
                           Corporation, Berkshire Hathaway Inc. (Class B),
                           Citigroup Inc., Fifth Third Bancorp, FleetBoston
                           Financial Corporation, J.P. Morgan Chase & Co.,
                           MetLife, Inc., Prudential Financial, Inc., U.S.
                           Bancorp, Wachovia Corporation, Washington Mutual,
                           Inc. and Wells Fargo & Company. The principal amount and issue price of each BRIDGES is $10.

The initial basket value   At the initial offering of the BRIDGES, the basket
equals $10                 is equally-weighted, and the initial basket value is
                           $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents
                           $.66667 of the initial basket value, based on the closing prices of the basket stocks on the day we offer the BRIDGES for initial sale to the public.
                           The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock or for adjustments relating to the basket. See "Basket stocks" below.

Payment at maturity        Unlike ordinary debt securities, the BRIDGES do not
                           pay interest. Instead, at maturity, you will receive the greater of (i) the principal amount of $10 per BRIDGES and (ii) the final average basket value. The final average basket value will be the arithmetic average of the basket values on each of the five determination dates during the life of the BRIDGES.

                                        100% Principal Protection

                           At maturity, we will pay you the greater of (i) the principal amount of $10 and (ii) the final average basket value.

                                Final Average    the arithmetic average of the basket values on
                                Basket Value  =  each of the determination dates as calculated by the calculation agent on the final
                                                 determination date

                                Basket Value  =  the sum of the products of the closing price and the exchange ratio for each basket stock
                                                 on any date, as determined by the calculation
                                                 agent

                                Determination    August 30, 2005, August 30, 2006, August 30, 2007,
                                Dates         =  August 30, 2008 and August 27, 2009, in each case
                                                 subject to adjustment in the event of certain market
                                                 disruption events

                           If a market disruption event occurs on the final determination date, the maturity date of the BRIDGES will be postponed to the second scheduled trading day following that final determination date as postponed.

                           If the final average basket value is less than or equal to $10, you will receive only the principal amount at maturity. The payment to you of the principal amount or the final average basket value upon maturity of the BRIDGES will be determined in U.S. dollars.

                           You can review the historical prices of each of the basket stocks and a chart of historical basket values in the section of this pricing supplement called "Description of BRIDGES--Historical Information."

Basket stocks              The basket is composed of the common stocks of
                           fifteen companies in the financial services industry. The issuers of the basket stocks are among the largest banks and insurance companies based in the United States. The following table sets forth the issuer of each basket stock, the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket:

                                                                                                           Initial    Initial
                                                                           Proportion                     Price of   Value per
                                   Issuer of          Ticker               of Initial                      Basket      Basket
                                  Basket Stock        Symbol   Exchange   Basket Value   Exchange Ratio     Stock      Stock
                                  ------------        ------   --------   ------------   --------------   --------   ---------
                           The Allstate Corporation     ALL      NYSE        1/15th                                    $.66667
                           American International
                               Group, Inc.              AIG      NYSE        1/15th                                    $.66667
                           Bank of America
                               Corporation              BAC      NYSE        1/15th                                    $.66667
                           Bank One Corporation         ONE      NYSE        1/15th                                    $.66667
                           Berkshire Hathaway Inc.     BRKb      NYSE        1/15th                                    $.66667
                           Citigroup Inc.                C       NYSE        1/15th                                    $.66667
                           Fifth Third Bancorp         FITB     NASDAQ       1/15th                                    $.66667
                           FleetBoston Financial
                               Corporation              FBF      NYSE        1/15th                                    $.66667
                           J.P. Morgan Chase &
                               Co.                      JPM      NYSE        1/15th                                    $.66667
                           MetLife, Inc.                MET      NYSE        1/15th                                    $.66667
                           Prudential Financial,
                               Inc.                     PRU      NYSE        1/15th                                    $.66667
                           U.S. Bancorp                 USB      NYSE        1/15th                                    $.66667
                           Wachovia Corporation         WB       NYSE        1/15th                                    $.66667
                           Washington Mutual, Inc.      WM       NYSE        1/15th                                    $.66667
                           Wells Fargo & Company        WFC      NYSE        1/15th                                    $.66667

                           The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents approximately $.66667, or one-fifteenth, of the $10 initial basket value based on the closing prices of the basket stocks on the day we offer the BRIDGES for initial sale to the public.

                           The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted. The exchange ratio for any basket stock will be adjusted for certain corporate events relating to the issuer of that basket stock. See the section of this pricing supplement called "Description of BRIDGES--Adjustments to the Exchange Ratios." In addition, the exchange ratio for each basket stock and the composition of the basket will be adjusted if a merger or other business combination is publicly announced between us or one of our affiliates and one of the issuers of the basket stocks, and upon consummation of such transaction, we or one of our affiliates would likely become an affiliate of such issuer. Following that announcement, the basket stock of that issuer will be removed from the basket, and the value of that removed basket stock will be evenly distributed among the remaining basket stocks. To effect the basket adjustment, the exchange ratio of each remaining basket stock will be increased by a number of shares, or fraction of a share, of each basket stock with a value equal to its pro rata portion of the value, per BRIDGES, of the removed basket stock. See the section of this pricing supplement called "Description of BRIDGES--Basket Adjustment Upon Specified Reorganization Events."

MS & Co. will be the       We have appointed our affiliate, Morgan Stanley &
calculation agent          Co. Incorporated, which we refer to as MS & Co., to
                           act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each determination date, the final average basket value and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios or the basket to reflect certain corporate and other events, whether we or one of our affiliates would likely become an affiliate of an issuer of a basket stock as a result of a transaction with that issuer and whether a market disruption event has occurred.

The BRIDGES will be        The BRIDGES will be treated as "contingent payment
treated as contingent      debt instruments" for U.S. federal income tax
payment debt               purposes, as described in the section of this
instruments for U.S.       pricing supplement called "Description of
federal income tax         BRIDGES--United States Federal Income Taxation."
purposes                   Under this treatment, if you are a U.S. taxable
                           investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of BRIDGES--United States
                           Federal Income Taxation" and the section called
                           "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of
                           Securities or Indices" in the accompanying prospectus supplement.

                           If you are a foreign investor, please read the section of this pricing supplement called "Description of BRIDGES--United States Federal Income Taxation."

                           You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

Where you can find         The BRIDGES are senior notes issued as part of our
more information on        Series C medium-term note program. You can find a
the BRIDGES                general description of our Series C medium-term note
                           program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of
                           Notes--Floating Rate Notes" and "--Notes Linked to
                           Commodity Prices, Single Securities, Baskets of
                           Securities or Indices."

                           Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in basket-linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us            You may contact your local Morgan Stanley branch
                           office or our principal executive offices at 1585
                           Broadway, New York, New York 10036 (telephone number
                           (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the basket of stocks or any of the component stocks. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt         The terms of the BRIDGES differ from those of
securities, BRIDGES do not   ordinary debt securities in that we will not pay
pay interest                 interest on the BRIDGES. Because the final average
                             index value may not exceed $10, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for the amount, if any, by which the final average basket value exceeds the principal amount of the BRIDGES.

BRIDGES may not pay          If the final average basket value is less than or
more than the principal      equal to $10, you will receive only the principal
amount at maturity           amount of $10 for each BRIDGES you hold at
                             maturity.

BRIDGES may not              There may be little or no secondary market for the
be actively traded           BRIDGES. Although we will apply to list the
                             BRIDGES on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the          Several factors, many of which are beyond our
BRIDGES will be influenced   control, will influence the value of the BRIDGES,
by many unpredictable        including:
factors
                             o  the market price and relative performance of
                                each of the basket stocks at any time and, in particular, on the specified determination dates

                             o  interest and yield rates in the market

                             o the volatility (frequency and magnitude of changes in value) of each of the basket stocks

                             o  geopolitical conditions and economic,
                                financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final average basket value

                             o  the time remaining until the BRIDGES mature

                             o  the dividend rate on each of the basket stocks

                             o  our creditworthiness

                             o the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its exchange ratio or an adjustment to the basket

                             Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket value is at, below or not sufficiently above $10 or if market interest rates rise.

Changes in the value of      Price movements in the basket stocks may not
one or more of the basket    correlate with each other. At a time when the
stocks may offset each       value of one or more of the basket stocks
other                        increases, the value of one or more of the other
                             basket stocks may not increase as much or may even decline in value. Therefore, in calculating the basket value on a determination date, increases in the value of one or more of the basket stocks may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket stocks. You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January
                             1, 2000 through July 30, 2003 and a chart of historical basket values for the period from December 21, 2001 through July 30, 2003 in this pricing supplement under "Description of
                             BRIDGES--Historical Information." You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on their historical performance. In addition, there can be no assurance that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES     Because the final average basket value is based on
is not equivalent to         the closing value of the basket stocks on the five
investing in the basket      determination dates during the term of the
stocks                       BRIDGES, it is possible for the final average
                             basket value to be lower than $10 even if the basket closing value at maturity is higher than $10. A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

There are risks associated   The performance of the BRIDGES is dependent upon
with a sector investment     the performance of fifteen issuers in a particular
                             sector of the economy-namely, the financial services industry. Consequently, the value of the BRIDGES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers. In particular, the value of the basket stocks and the BRIDGES may be affected by the outbreak, continuation, escalation or cessation of international conflicts or terrorist acts.

Basket stock prices are      The trading prices of common stocks of companies
volatile                     in the financial services industry have been and
                             are likely to continue to be volatile.
                             Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the annual determination dates and the overall performance of the basket stocks over the term of the BRIDGES.

Several factors have had,    Companies in the financial services industry
and may in the future        depend upon activity in the financial markets and
have, a negative effect      the health of the economy generally for their
on the sales and             revenues. Factors that directly or indirectly
profitability of             impact the sales and profitability of companies in
companies in the             the financial services industry include the
financial services           following:
industry
                             o  the performance and volatility of the financial
                                markets;

                             o interest rate, inflation rate and currency fluctuations;

                             o the rate of unemployment and other economic indicators;

                             o unpredictable catastrophic events, including terrorist attacks and natural disasters;

                             o military conflicts, and the threat of military conflict;

                             o fiscal and/or monetary policies of various governments, in particular the United States, the European Union and Japan;

                             o the political or economic environment of different regions or countries; and

                             o regulatory and legal developments to which the issuers of the basket stocks are subject or affecting the industries in which they operate, such as changes to regulatory capital and accounting rules, tax policies and anti-money laundering laws.

                             Market fluctuations, as well as war, the threat of war or interest rate or currency rate fluctuations, may decrease the market price of financial services stocks. For example, there can be no assurance that continuing military conflict in Iraq or other acts of war or terrorists attacks will not have a negative effect on the market price of financial services stocks. The market prices of financial services stocks can also be affected by announcements by competitors of the issuers of the basket stocks of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

The basket stocks are not    Although the issuers of the basket stocks have
necessarily representative   been selected from the banking and insurance
of the financial services    segments of the financial services industry, the
industry                     performance of the basket may not correlate with
                             the performance of the entire banking or insurance segments. The basket may decline in value even if either or both segments rise in value.
                             Furthermore, one or more of the issuers of the basket stocks may engage in new lines of business or cease to be involved in some or any aspects of the financial services industry. Subject to antidilution adjustments for specific corporate events relating to a particular issuer, or a basket adjustment in the event of a public announcement of a merger or other business combination between us or one of our affiliates and one of the issuers of the basket stocks, the basket is a static basket, and the basket stocks will not vary even if one or more of the issuers of the basket stocks are no longer involved in the financial services industry.

Industry consolidation and   The financial services industry in recent years
other corporate events may   has undergone considerable consolidation, which
alter the composition of     may continue during the life of the BRIDGES. Other
the basket                   than as specified in this pricing supplement, if
                             the issuer of a basket stock is acquired in a stock-for-stock transaction, the acquiring company will assume that basket stock's place in the basket, including if the acquiror is already in the basket. Consequently, consolidation among issuers of the basket stocks will result in an increased weighting for the surviving company. The effect on the basket and the exchange ratios of consolidation transactions and other reorganization events with respect to the basket stocks is described in paragraph 5 under "Description of BRIDGES--Adjustments to the
                             Exchange Ratios" and "--Basket Adjustment Upon
                             Specified Reorganization Events."

Morgan Stanley is not        We are not affiliated with any of the issuers of
affiliated with the issuers  the basket stocks, and the issuers of the basket
of the basket stocks         stocks are not involved in the offering of the
                             BRIDGES in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. The issuers of the basket stocks have no obligation to consider your interest as an investor in these BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the basket stocks.

Morgan Stanley may engage    We or our affiliates may presently or from time to
in business with or          time engage in business with one or more of the
involving one or more of     issuers of the basket stocks without regard to
the issuers of the basket    your interests, including extending loans to, or
stocks without regard to     making equity investments in, one or more of the
your interests               issuers of the basket stocks or their affiliates
                             or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services.
                             In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations.
                             The basket currently includes stocks that we or our affiliates recommend as overweight, equal-weight or underweight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports.
                             Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no                  Investing in the BRIDGES is not equivalent to
shareholder rights           investing in the basket stocks. As an investor in
                             the BRIDGES, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks.

The antidilution adjustments MS & Co., as calculation agent, will adjust the
the calculation agent is     exchange ratio for a basket stock for certain
required to make do not      events affecting the basket stock, such as stock
cover every corporate event  splits and stock dividends and certain other
that could affect the        corporate actions involving the issuer of the
basket stocks                basket stock, such as mergers. However, the
                             calculation agent will not make an adjustment for every corporate event that could affect the basket stocks. For example, the calculation agent will not make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the BRIDGES may be materially and adversely affected.

                             If a merger or other business combination is publicly announced between us or one of our affiliates and one of the issuers of the basket stocks, following that announcement, the basket stock of that issuer will be removed from the basket and the calculation agent will evenly distribute the value of that removed basket stock among the remaining basket stocks.

                             The removal of any basket stock will result in an increased weighting for each of the remaining basket stocks and may adversely affect the value of your BRIDGES.

Adverse economic interests   Because the calculation agent, MS & Co., is our
of the calculation agent     affiliate, the economic interests of the
and its affiliates may       calculation agent and its affiliates may be
affect determinations        adverse to your interests as an investor in the
                             BRIDGES. As calculation agent, MS & Co. will calculate the final average basket value and determine what adjustments should be made, if any, to the exchange ratio for each basket stock or to the basket to reflect certain corporate and other events, whether we or one of our affiliates would likely become an affiliate of an issuer of a basket stock as a result of a transaction with that issuer and whether a market disruption event has occurred. Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of BRIDGES--Market Disruption Event," "--Adjustments to the Exchange Ratios" and "--Basket Adjustment
                             Upon Specified Reorganization Events."

Hedging and trading          MS & Co. and other affiliates of ours will carry
activity by the calculation  out hedging activities related to the BRIDGES (and
agent and its affiliates     possibly to other instruments linked to one or
could potentially affect     more of the basket stocks), including trading in
the value of the BRIDGES     the basket stocks as well as in other instruments
                             related to the basket stocks or the financial services industry. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we offer the BRIDGES for initial sale to the public could potentially increase the prices of the basket stocks, and, therefore, the prices at which the basket stocks, on average, must close on the determination dates before you would receive at maturity a payment that exceeds the principal amount of the BRIDGES. Additionally, such hedging or trading activities during the term of the BRIDGES could potentially affect the prices of the basket stocks on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The BRIDGES will be          You should also consider the U.S. federal income
treated as contingent        tax consequences of investing in the BRIDGES. The
payment debt instruments     BRIDGES will be treated as "contingent payment
for U.S. federal income      debt instruments" for U.S. federal income tax
tax purposes                 purposes, as described in the section of this
                             pricing supplement called "Description of
                             BRIDGES--United States Federal Income Taxation."
                             Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                             "Description of BRIDGES--United States Federal
                             Income Taxation" and the section called "United
                             States Federal Taxation--Notes--Notes Linked to
                             Commodity Prices, Single Securities, Baskets of
                             Securities or Indices" in the accompanying prospectus supplement.

                             If you are a foreign investor, please read the section of this pricing supplement called "Description of BRIDGES--United States Federal Income Taxation."

                             You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due August 30, 2009 Based on the Value of Common Stock of Fifteen Companies in the Financial Services Industry. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount.  $

Original Issue Date
(Settlement Date).........              , 2003

Maturity Date..............  August 30, 2009, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the final Determination Date for calculating the Final Average Basket Value.

                             If, due to a Market Disruption Event or otherwise, the final Determination Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Determination Date as postponed. See "--Determination Dates" below.

Specified Currency.........  U.S. dollars

CUSIP......................  61748A122

Minimum Denominations......  $10

Issue Price................  $10 (100%)

Interest Rate..............  None

Maturity Redemption Amount.  At maturity, upon delivery of the BRIDGES to the
                             Trustee, we will pay with respect to the $10 principal amount of each BRIDGES an amount in cash equal to the greater of (i) $10 (the principal amount of each BRIDGES) and (ii) the Final Average Basket Value. The Calculation Agent will calculate the Maturity Redemption Amount on the final Determination Date.

                             We shall, or shall cause the Calculation Agent to,
                             (i) provide written notice to the Trustee, on which notice the Trustee may conclusively rely, and to the Depositary, which we refer to as DTC, of the Maturity Redemption Amount, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and
                             (ii) deliver the aggregate cash amount due with respect to the BRIDGES to the Trustee for delivery to DTC, as holder of the BRIDGES, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "-Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Basket Stocks..............  The Basket Stocks are the stocks of the fifteen issuers set forth in the table below. The table also indicates the ticker symbol for each Basket Stock, the exchange on which each Basket Stock is listed, the proportion of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the Exchange Ratio with respect to each Basket Stock, the initial price of each Basket Stock used to calculate its Exchange Ratio and the value of the fractional share of each Basket Stock contained in the Basket.

                                                                              Proportion              Initial     Initial
                                                                              of Initial              Price of   Value per
                             Issuer of                    Ticker                Basket     Exchange    Basket     Basket
                             Basket Stock                 Symbol   Exchange     Value       Ratio      Stock       Stock
                             ------------                 ------   --------   ----------   --------   --------   ---------
                             The Allstate Corporation      ALL       NYSE       1/15th                            $.66667
                             American International
                               Group, Inc.                 AIG       NYSE       1/15th                            $.66667
                             Bank of America
                               Corporation                 BAC       NYSE       1/15th                            $.66667
                             Bank One Corporation          ONE       NYSE       1/15th                            $.66667
                             Berkshire Hathaway Inc.       BRKb      NYSE       1/15th                            $.66667
                             Citigroup Inc.                 C        NYSE       1/15th                            $.66667
                             Fifth Third Bancorp           FITB     NASDAQ      1/15th                            $.66667
                             FleetBoston Financial
                               Corporation                 FBF       NYSE       1/15th                            $.66667
                             J.P. Morgan Chase & Co.       JPM       NYSE       1/15th                            $.66667
                             MetLife, Inc.                 MET       NYSE       1/15th                            $.66667
                             Prudential Financial, Inc.    PRU       NYSE       1/15th                            $.66667
                             U.S. Bancorp                  USB       NYSE       1/15th                            $.66667
                             Wachovia Corporation           WB       NYSE       1/15th                            $.66667
                             Washington Mutual, Inc.        WM       NYSE       1/15th                            $.66667
                             Wells Fargo & Company         WFC       NYSE       1/15th                            $.66667


Basket.....................  The Basket is initially composed of the common stock of fifteen companies in the financial services industry, which are among the largest banks and insurance companies based in the United States, and consists of a number of shares of each Basket Stock equal to the Exchange Ratio with respect to such Basket Stock. On the date of this pricing supplement, the Basket is equally weighted among the Basket Stocks. The issuers of the Basket Stocks have varying market capitalizations and have been selected from different segments of the financial services industry and related industries.

                             The Exchange Ratio for each Basket Stock is a fraction of a share calculated so that each Basket Stock represents approximately $.66667, or one-fifteenth, of the Initial Basket Value based on the initial prices of the Basket Stocks used to calculate the Exchange Ratios for the Basket Stocks.

Exchange Ratio.............  The Exchange Ratio for each Basket Stock is set forth in the table under "--Basket Stocks" above and will remain constant for the term of the BRIDGES, subject to adjustment for certain corporate and other events relating to the issuer of that Basket Stock and for adjustments relating to the Basket. See "--Adjustments to the Exchange Ratios" and "--Basket Adjustment Upon Specified Reorganization Events" below.

Initial Basket Value.......  $10

Final Average Basket Value.  The arithmetic average of the Basket Values on each of the Determination Dates, as calculated by the Calculation Agent.

Basket Value...............  The Basket Value on any date equals the sum of the products of the Market Price and the Exchange Ratio for each Basket Stock, each determined as of such date by the Calculation Agent.

Determination Dates........  The Determination Dates will be August 30, 2005,
                             August 30, 2006, August 30, 2007, August 30, 2008
                             and August 27, 2009, in each such case subject to adjustment for Market Disruption Events as described in the two following paragraphs.

                             If any of the first four scheduled Determination Dates is not a Trading Day or if a Market Disruption Event occurs on any such date, such Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred on each of the five Trading Days immediately succeeding any of the first four scheduled Determination Dates, then such fifth succeeding Trading Day will be deemed to be the relevant Determination Date, notwithstanding the occurrence of a Market Disruption Event on such day.

                             If August 27, 2009 (the final scheduled
                             Determination Date) is not a Trading Day or if there is a Market Disruption Event on such day, the final Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Market Price...............  If a Basket Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such Basket Stock (or any such other security) is listed or admitted to trading (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if such Basket Stock (or such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (the "NYSE"), the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note..........  Book Entry. The BRIDGES will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the BRIDGES. Your beneficial interest in the BRIDGES will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the BRIDGES, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                             Securities" in the accompanying prospectus.

Senior Note or
Subordinated Note..........  Senior

Trustee....................  JPMorgan Chase Bank (formerly known as The Chase
                             Manhattan Bank)

Agent......................  Morgan Stanley & Co. Incorporated and its
                             successors ("MS & Co.")

Market Disruption Event....  "Market Disruption Event" means the occurrence or existence of any of the following events with respect to any Basket Stock:

                               (i) a suspension, absence or material limitation of trading of such Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                               (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Stocks with respect to the BRIDGES.

                             For purposes of determining whether a Market
                             Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on any Basket Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Calculation in
Case of an Event of
Default ...................  In case an event of default with respect to the
                             BRIDGES shall have occurred and be continuing, the amount declared due and payable for each BRIDGES upon any acceleration of the BRIDGES (the "Acceleration Amount") will be equal to the greater of (i) $10 (the principal amount of the BRIDGES) and (ii) the Final Average Basket Value determined as though the Basket Value for any Determination Date scheduled to occur on or after such date of acceleration were the Basket Value on the date of acceleration.

                             If the maturity of the BRIDGES is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the BRIDGES as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent..........  MS & Co.

                             All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                             All calculations with respect to the Exchange Ratio for each Basket Stock (including any adjustment described under "--Basket Adjustment Upon Specified Reorganization Events" below) and the Final Average Basket Value will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per BRIDGES will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of BRIDGES will be rounded to the nearest cent, with one-half cent rounded upward.

                             Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the BRIDGES, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Basket Value, what adjustments should be made to the Exchange Ratio with respect to a Basket Stock or to the Basket, whether we or one of our affiliates would likely become an affiliate of an issuer of a Basket Stock as a result of a transaction with that issuer or whether a Market Disruption Event has occurred. See "--Adjustments to the Exchange Ratios" and "--Basket Adjustment Upon Specified Reorganization Events" below and "--Market Disruption Event" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Adjustments to the
Exchange Ratios............  The Exchange Ratio with respect to a Basket Stock will be adjusted as follows:

                             1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

                             2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has been declared and the Basket Stock is trading ex-dividend, the Exchange Ratio for such Basket Stock will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Exchange Ratio for such Basket Stock.

                             3. There will be no adjustments to any Exchange Ratio to reflect cash dividends or other distributions paid with respect to a Basket Stock other than distributions described in clauses (i),
                             (iv) and (v) of paragraph 5 below and
                             Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Basket Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock by an amount equal to at least 10% of the Market Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in such Basket Stock on an organized securities exchange or trading system for such Basket Stock no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to a Basket Stock, the Exchange Ratio with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio will equal the product of (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price of the Basket Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price of the Basket Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Basket Stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i),
                             (iv) or (v) of paragraph 5, as applicable.

                             4. If an issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Market Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the BRIDGES, then the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                             5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the issuer of a Basket Stock or any Issuer Successor with another corporation occurs (other than pursuant to clause (ii) above),
                             (iv) the issuer of a Basket Stock is liquidated,
                             (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii),
                             (iii) or (iv) above) (a "Spinoff Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such Basket Stock and including (x) in the case of the issuance of tracking stock, the reclassified share of the Basket Stock, (y) in the case of a Spin-off Event, the share of the Basket Stock with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the Basket Stock) (collectively, "Exchange Property") with respect to or in exchange for such Basket Stock, then in lieu of using the product of the Market Price and the Exchange Ratio for such Basket Stock to calculate the Basket Value on any date, the Calculation Agent will use the Exchange Property Value on such date. The Exchange Property Value at any date means (i) for any cash received per share of Basket Stock, the amount of cash received per share of Basket Stock as adjusted by the applicable Exchange Ratio for such Basket Stock on the date of such Reorganization Event, (ii) for any property other than cash or securities received in such distribution, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of Basket Stock, as adjusted by the Exchange Ratio for such Basket Stock on the date of such Reorganization Event, (iii) for any security received in any such distribution, an amount equal to the Market Price, as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of Basket Stock, as adjusted by the Exchange Ratio for such Basket Stock on the date of the initial distribution of such Exchange Property (such as-adjusted quantity, a "New Exchange Ratio") and (iv) if the Exchange Property was distributed with respect to, rather than in exchange for, a Basket Stock, an amount equal to the Market Price, as of the date on which the Exchange Property Value is determined, for such Basket Stock multiplied by the Exchange Ratio as of the date on which the Exchange Property Value is determined. Holders of BRIDGES will not receive any interest accrued on the cash component of any Exchange Property. Any New Exchange Ratio will also be subject to the adjustments set forth in paragraphs 1 through 5 hereof. No adjustment will be made pursuant to this paragraph 5 if a Reorganization Event would also constitute a Specified Reorganization Event defined under "--Basket Adjustment Upon Specified Reorganization Events."

                             For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                             If a Market Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of such issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket Stock will equal zero for so long as no Market Price is available. There will be no substitution for any such Basket Stock.

                             Other than as specified under "--Basket Adjustment Upon Specified Reorganization Events" below, no adjustment to the Exchange Ratio of a Basket Stock will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio of such Basket Stock then in effect. Adjustments to the Exchange Ratio of a Basket Stock will be made up to and including the final scheduled Determination Date.

                             The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Exchange Ratio for a Basket Stock or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                             The Calculation Agent will provide information as to any changes to the composition of the Basket and any adjustments to any Exchange Ratio upon written request by any investor in the BRIDGES.

Basket Adjustment Upon
Specified Reorganization
Events.....................  In the event of a public announcement by one of the parties to the relevant transaction that an issuer of a Basket Stock has entered into or is a party to a Reorganization Event described in clauses (ii), (iii), or (vi) (with respect to tender or exchange offers only) of paragraph 5 under "-Adjustments to the Exchange Ratios" above or other business combination (a "Specified Reorganization Event Announcement") with Morgan Stanley or any of its affiliates, and upon consummation of such transaction, Morgan Stanley or any of its affiliates would likely become an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the issuer of that Basket Stock, as determined by the Calculation Agent in its sole discretion, that Basket Stock will be removed from the Basket (the "Removed Basket Stock") and the Exchange Ratio of each remaining Basket Stock will be adjusted as described in the following sentence. The Calculation Agent will, as of the close of trading on the Trading Day following the day of the Specified Reorganization Event Announcement (if such announcement is made after trading hours on a Trading Day or on a non-Trading Day, the announcement of such event will be deemed to have occurred on the next Trading Day), increase the Exchange Ratio of each remaining Basket Stock by a number of shares of such Basket Stock equal to the amount obtained by dividing (x) the product of the Market Price of the Removed Basket Stock and the Exchange Ratio of such Basket Stock, each determined by the Calculation Agent on such Trading Day by (y) the number of remaining Basket Stocks. The Calculation Agent will make, and will not reverse, this adjustment, even if the announced transaction is not consummated.

                             The Calculation Agent shall be solely responsible for the determination and calculation of any increases to the Exchange Ratio for a Basket Stock in connection with a Specified Reorganization Event, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                             The Calculation Agent will provide information as to any changes to the composition of the Basket and any increases to the Exchange Ratios upon written request by any investor in the BRIDGES.

Basket Stocks; Public
Information................  All the issuers of Basket Stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission"). Information provided to or filed with the

                             Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                             The Allstate Corporation is engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business. Its Commission file number is 1-11840.

                             American International Group, Inc. is engaged in a range of insurance and insurance-related activities in the United States and abroad, including general and life insurance operations, and financial services and retirement savings and asset management. Its Commission file number is 1-8787.

                             Bank of America Corporation is a bank holding company and financial holding company providing a diversified range of banking and nonbanking financial services and products. Its Commission file number is 1-6523.

                             Bank One Corporation is a multibank bank holding company and financial holding company providing domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. Its Commission file number is 1-15323.

                             Berkshire Hathaway Inc. is engaged in insurance businesses, conducted on a primary basis and reinsurance basis, and in the apparel, building products, finance and financial products, flight services, retail and other non-insurance businesses. Its Commission file number is 1-14905.

                             Citigroup Inc. is a global financial services holding company, providing a range of financial services to consumer and corporate customers. Its Commission file number is 1-9924.

                             Fifth Third Bancorp is a bank holding company engaged primarily in commercial, retail and trust banking, electronic payment processing services and investment advisory services. Its Commission file number is 0-8076.

                             FleetBoston Financial Corporation is engaged in businesses including consumer and small business banking; commercial banking; commercial real estate lending; international banking; principal investing; securities brokerage, market-making and clearing services; investment services; and credit card services. Its Commission file number is 1-6366.

                             J.P. Morgan Chase & Co. is a financial holding company engaged in investment banking, treasury and securities services, investment management and private banking, private equity investments and other financial services, such as home finance, cardmember services and auto finance. Its Commission file number is 1-5805.

                             MetLife, Inc. provides insurance and other financial services to individual and institutional customers, including life insurance, annuities, automobile and property insurance and mutual funds to individuals and group insurance, reinsurance, retirement and savings products and services to corporations and other institutions. Its Commission file number is 1-15787.

                             Prudential Financial, Inc. provides a range of insurance, investment management, securities and other financial products and services to individual and institutional customers. Its Commission file number is 1-16707.

                             U.S. Bancorp provides a range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services, and engages in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage, leasing and investment banking. Its Commission file number is 1-6880.

                             Wachovia Corporation is a financial holding company and a bank holding company providing a range of commercial and retail banking and trust services, and other financial services, including mortgage banking, credit card, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services. Its Commission file number is 1-10000.

                             Washington Mutual, Inc. operates in business segments including banking and financial services, home loans and insurance services and specialty finance. Its Commission file number is 1-14667.

                             Wells Fargo & Company engages in retail, commercial and corporate banking services and related financial services businesses, including wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing and venture capital investment. Its Commission file number is 1-2979.

                             This pricing supplement relates only to the BRIDGES offered hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks. We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Stocks from the publicly available documents described in the preceding paragraphs. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the BRIDGES. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the Initial Basket Value and the Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payout you receive on the BRIDGES.

                             Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

                             We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks. The statements in the preceding two sentences are not intended to affect the rights of the investors in the BRIDGES under the securities laws. As a prospective investor in a BRIDGES, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information.....  The following tables set forth the published high and low Market Prices for each Basket Stock during 2000, 2001, 2002 and during 2003 through July 30,
                             2003. We obtained the information in the tables below from Bloomberg Financial Markets, and we believe such information to be accurate.

                             The historical prices of the Basket Stocks should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on any Determination Date. The value of the Basket Stocks may be lower on the Determination Dates than on the date of this pricing supplement so that you will receive only the $10 principal amount of the BRIDGES at maturity. We cannot give you any assurance that the average value of the Basket Stocks on the Determination Dates will be higher than $10.

                               The Allstate Corporation        High       Low      Dividends
                             ----------------------------    --------   --------   ---------
                             (CUSIP 020002101)
                             2000
                             First Quarter...............    $  24.81   $  17.75   $     .15
                             Second Quarter..............       30.00      20.38         .17
                             Third Quarter...............       34.75      23.31         .17
                             Fourth Quarter..............       44.00      31.44         .17
                             2001
                             First Quarter...............       42.00      34.75         .17
                             Second Quarter..............       45.21      40.75         .19
                             Third Quarter...............       44.49      31.75         .19
                             Fourth Quarter..............       37.60      31.02         .19
                             2002
                             First Quarter...............       37.77      31.56         .19
                             Second Quarter..............
                             Third Quarter...............       41.06      36.39         .21
                             Third Quarter...............       38.74      33.77         .21
                             Fourth Quarter..............       41.32      33.41         .21
                             2003
                             First Quarter...............       38.49      30.68         .21
                             Second Quarter..............       38.41      34.19         .23
                             Third Quarter (through
                               July 30, 2003)............       39.29      36.95         .23

                               American International
                                     Group, Inc.               High       Low      Dividends
                             ----------------------------    --------   --------   ---------
                             (CUSIP 026874107)
                             2000
                             First Quarter...............    $  76.04   $  54.29   $ .033333
                             Second Quarter..............       82.17      67.75     .033333
                             Third Quarter...............       95.69      78.79        .037
                             Fourth Quarter..............      103.69      90.13        .037
                             2001
                             First Quarter...............       96.88      75.12        .037
                             Second Quarter..............       86.51      76.18        .037
                             Third Quarter...............       87.06      67.05        .042
                             Fourth Quarter..............       86.01      76.74        .042
                             2002
                             First Quarter...............       79.61      70.15        .042
                             Second Quarter..............       75.26      62.84        .042
                             Third Quarter...............       67.91      51.10        .047
                             Fourth Quarter..............       67.89      52.45        .047
                             2003
                             First Quarter...............       63.50      44.47        .047
                             Second Quarter..............       60.20      50.60        .047
                             Third Quarter (through
                               July 30, 2003)............       64.70      55.54        .065

                             Historical prices with respect to the common stock of American International Group, Inc. have been adjusted for a 3-for-2 stock split, which became effective in the third quarter of 2000.

                             Bank of America Corporation       High       Low      Dividends
                             ----------------------------    --------   --------   ---------
                             (CUSIP 060505104)
                             2000
                             First Quarter...............    $  54.63   $  42.63   $     .50
                             Second Quarter..............       61.00      43.00         .50
                             Third Quarter...............       57.00      45.00         .50
                             Fourth Quarter..............       54.31      38.00         .56
                             2001
                             First Quarter...............       55.47      46.75         .56
                             Second Quarter..............       61.94      49.59         .56
                             Third Quarter...............       65.00      51.00         .56
                             Fourth Quarter..............       64.99      52.15         .60
                             2002
                             First Quarter...............       69.18      58.85         .60
                             Second Quarter..............       76.90      67.45         .60
                             Third Quarter...............       71.94      57.90         .60
                             Fourth Quarter..............       71.42      54.15         .64
                             2003
                             First Quarter...............       72.48      65.63         .64
                             Second Quarter..............       79.89      68.00         .64
                             Third Quarter (through
                               July 30, 2003)............       83.53      80.00         .80

                                 Bank One Corporation          High       Low      Dividends
                             ----------------------------    --------   --------   ---------
                             (CUSIP 06423A103)
                             2000
                             First Quarter...............    $  34.75   $  24.25   $     .42
                             Second Quarter..............       36.88      26.56         .42
                             Third Quarter...............       38.81      28.44         .42
                             Fourth Quarter..............       37.69      31.88         .21
                             2001
                             First Quarter...............       39.85      33.49         .21
                             Second Quarter..............       39.60      33.61         .21
                             Third Quarter...............       38.95      28.00         .21
                             Fourth Quarter..............       39.82      29.36         .21
                             2002
                             First Quarter...............       42.45      34.56         .21
                             Second Quarter..............       42.53      37.02         .21
                             Third Quarter...............       41.20      32.90         .21
                             Fourth Quarter..............       40.05      32.59         .21
                             2003
                             First Quarter...............       38.70      33.94         .21
                             Second Quarter..............       39.99      34.90         .21
                             Third Quarter (through
                               July 30, 2003)............       39.98      37.02         .25

                               Berkshire Hathaway Inc.          High         Low     Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 084670207)
                             2000
                             First Quarter...............    $ 1,820.00  $ 1,370.00          -
                             Second Quarter..............      1,964.00    1,732.00          -
                             Third Quarter...............      2,070.00    1,727.00          -
                             Fourth Quarter..............      2,354.00    1,784.00          -
                             2001
                             First Quarter...............      2,411.00    2,105.00          -
                             Second Quarter..............      2,319.00    2,097.00          -
                             Third Quarter...............      2,355.00    2,048.00          -
                             Fourth Quarter..............      2,525.00    2,213.00          -


                                     PS-27


                               Berkshire Hathaway Inc.          High         Low     Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 084670207)
                             2002
                             First Quarter..............       2,499.00    2,328.00          -
                             Second Quarter..............      2,606.00    2,234.00          -
                             Third Quarter...............      2,518.00    2,000.00          -
                             Fourth Quarter..............      2,490.00    2,262.00          -
                             2003
                             First Quarter...............      2,403.00    2,035.00          -
                             Second Quarter..............      2,502.00    2,188.00          -
                             Third Quarter (through                                          -
                              July 30, 2003)...........        2,473.00    2,368.00          -

                                   Citigroup Inc.               High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 172967101)
                             2000
                             First Quarter...............    $    43.15  $    33.58  $     .12
                             Second Quarter..............         46.95       39.48        .12
                             Third Quarter...............         54.91       43.67        .14
                             Fourth Quarter..............         53.05       43.60        .14
                             2001
                             First Quarter...............         52.51       37.87        .14
                             Second Quarter..............         49.94       39.82        .14
                             Third Quarter...............         49.88       33.91        .16
                             Fourth Quarter..............         47.74       38.94        .16
                             2002
                             First Quarter...............         48.50       39.38        .16
                             Second Quarter..............         46.12       34.51        .18
                             Third Quarter...............         36.89       25.18        .18
                             Fourth Quarter..............         38.97       26.73        .18
                             2003
                             First Quarter...............         37.93       31.42        .20
                             Second Quarter..............         45.56       35.60        .20
                             Third Quarter (through
                              July 30, 2003).............         47.12       43.81        .35

                             Historical prices with respect to the common stock of Citigroup Inc. have been adjusted for a 4-for-3 stock split, which became effective in the third quarter of 2000.

                                FleetBoston Financial
                                      Corporation               High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 339030108)
                             2000
                             First Quarter...............    $    36.50  $    25.25  $     .30
                             Second Quarter..............         42.00       33.13        .30
                             Third Quarter...............         43.00       35.00        .30
                             Fourth Quarter..............         39.63       32.13        .30
                             2001
                             First Quarter...............         43.64       34.39        .33
                             Second Quarter..............         42.28       36.06        .33
                             Third Quarter...............         39.73       32.65        .33
                             Fourth Quarter..............         38.64       31.45        .33
                             2002
                             First Quarter...............         37.21       31.10        .35
                             Second Quarter..............         36.60       30.70        .35
                             Third Quarter...............         31.75       18.75        .35
                             Fourth Quarter..............         27.49       17.75        .35


                                     PS-28


                                FleetBoston Financial
                                      Corporation               High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 339030108)
                             2003
                             First Quarter...............         27.64       21.98        .35
                             Second Quarter..............         31.15       24.55        .35
                             Third Quarter (through
                               July 30, 2003)............         31.54       29.80        .35

                                  Fifth Third Bancorp            High       Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 316773100)
                             2000
                             First Quarter...............    $   46.58   $    30.00  $     .16
                             Second Quarter..............        47.71        39.17        .16
                             Third Quarter...............        53.88        41.25        .18
                             Fourth Quarter..............        60.50        46.38        .18
                             2001
                             First Quarter...............        59.81        47.19        .18
                             Second Quarter..............        62.65        50.06        .20
                             Third Quarter...............        64.43        53.50        .20
                             Fourth Quarter..............        62.81        53.69        .20
                             2002
                             First Quarter...............        69.40        60.12        .23
                             Second Quarter..............        69.35        63.02        .23
                             Third Quarter...............        68.09        58.68        .23
                             Fourth Quarter..............        66.08        55.86        .26
                             2003
                             First Quarter...............        61.81        48.63        .26
                             Second Quarter..............        60.18        47.73        .26
                             Third Quarter (through
                               July 30, 2003)............        58.71        54.66        .29

                             Historical prices with respect to the common stock of Fifth Third Bancorp have been adjusted for a 3-for-2 stock split, which became effective in the third quarter of 2000.

                                J.P. Morgan Chase & Co.         High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 46625H100)
                             2000
                             First Quarter...............    $    65.67  $    46.54  $ .273333
                             Second Quarter..............         61.67       45.44        .32
                             Third Quarter...............         57.81       44.63        .32
                             Fourth Quarter..............         47.44       36.88        .32
                             2001
                             First Quarter...............         55.98       38.91        .32
                             Second Quarter..............         50.60       40.39        .32
                             Third Quarter...............         45.80       30.82        .34
                             Fourth Quarter..............         40.38       32.44        .34
                             2002
                             First Quarter...............         39.14       28.19        .34
                             Second Quarter..............         38.37       31.49        .34
                             Third Quarter...............         32.59       18.34        .34
                             Fourth Quarter..............         25.22       15.45        .34
                             2003
                             First Quarter...............         27.98       20.75        .34
                             Second Quarter..............         36.09       24.23        .34
                             Third Quarter (through
                               July 30, 2003)............         37.30       34.13        .34

                             Historical prices with respect to the common stock of J.P. Morgan Chase & Co. have been adjusted for a 3-for-2 stock split, which became effective in the second quarter of 2000.

                                    MetLife, Inc.               High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 59156R108)
                             2000
                             Second Quarter (beginning
                               April 5, 2000)............    $    21.31  $    14.25  $        -
                             Third Quarter...............         27.19       19.81           -
                             Fourth Quarter..............         36.50       23.75         .20
                             2001
                             First Quarter...............         34.88       26.05           -
                             Second Quarter..............         32.38       28.50           -
                             Third Quarter...............         31.88       25.20           -
                             Fourth Quarter..............         31.68       25.65         .20
                             2002
                             First Quarter...............         33.30       28.67           -
                             Second Quarter..............         34.58       28.00           -
                             Third Quarter...............         29.58       22.76           -
                             Fourth Quarter..............         28.41       20.75         .21
                             2003
                             First Quarter...............         29.34       24.01           -
                             Second Quarter..............         29.20       26.61           -
                             Third Quarter (through
                               July 30, 2003)............         29.58       27.79           -

                              Prudential Financial, Inc.        High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 744320102)
                             2001
                             Fourth Quarter (beginning
                               December 21, 2001)........    $    33.19  $    27.50  $        -
                             2002
                             First Quarter...............         32.09       30.05           -
                             Second Quarter..............         35.75       31.05           -
                             Third Quarter...............         32.99       27.35           -
                             Fourth Quarter..............         32.10       25.50         .40
                             2003
                             First Quarter...............         33.93       27.56           -
                             Second Quarter..............         34.50       29.84           -
                             Third Quarter (through
                               July 30, 2003)............         36.70       34.00           -

                                     U.S. Bancorp               High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 902973304)
                             2000
                             First Quarter...............    $    24.63  $    17.00  $   .1625
                             Second Quarter..............         27.75       21.06      .1625
                             Third Quarter...............         25.00       19.75      .1625
                             Fourth Quarter..............         24.25       15.63      .1625
                             2001
                             First Quarter...............         25.63       19.25      .1625
                             Second Quarter..............         23.49       20.86      .1875
                             Third Quarter...............         25.02       19.38      .1875
                             Fourth Quarter..............         22.70       16.81      .1875


                                     PS-30


                                     U.S. Bancorp               High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 902973304)
                             2002
                             First Quarter...............         23.00       19.16      .1875
                             Second Quarter..............         24.45       22.37       .195
                             Third Quarter...............         22.70       18.02       .195
                             Fourth Quarter..............         22.20       16.25       .195
                             2003
                             First Quarter...............         23.27       18.98       .195
                             Second Quarter..............         24.97       19.30       .205
                             Third Quarter (through
                               July 30, 2003)............         25.39       24.39       .205

                                 Wachovia Corporation            High       Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 929903102)
                             2000
                             First Quarter...............    $   37.94   $    28.44  $     .48
                             Second Quarter..............        38.88        24.81        .48
                             Third Quarter...............        32.63        25.63        .48
                             Fourth Quarter..............        34.31        24.00        .48
                             2001
                             First Quarter...............        34.09        27.81        .24
                             Second Quarter..............        34.94        29.70        .24
                             Third Quarter...............        36.38        27.95        .24
                             Fourth Quarter..............        31.90        27.90        .24
                             2002
                             First Quarter...............        37.50        30.26        .24
                             Second Quarter..............        39.50        35.98        .24
                             Third Quarter...............        37.47        30.51        .26
                             Fourth Quarter..............        37.43        28.75        .26
                             2003
                             First Quarter...............        38.69        32.72        .26
                             Second Quarter..............        43.15        34.47        .29
                             Third Quarter (through
                              July 30, 2003).............        44.71        40.61        .35

                                Washington Mutual, Inc.         High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 939322103)
                             2000
                             First Quarter...............    $    18.00  $    14.54  $     .18
                             Second Quarter..............         21.75       16.42    .186667
                             Third Quarter...............         27.04       20.13    .193333
                             Fourth Quarter..............         37.25       25.25        .20
                             2001
                             First Quarter...............         36.50       29.38    .206667
                             Second Quarter..............         39.39       32.78        .22
                             Third Quarter...............         42.69       35.03        .23
                             Fourth Quarter..............         39.10       28.56        .24
                             2002
                             First Quarter...............         35.39       31.60        .25
                             Second Quarter..............         39.45       33.00        .26
                             Third Quarter...............         38.50       30.98        .27
                             Fourth Quarter..............         36.65       28.41        .28
                             2003
                             First Quarter...............         36.60       32.98        .29
                             Second Quarter..............         43.90       35.68        .30
                             Third Quarter (through
                               July 30, 2003)............         42.75       40.94        .40

                             Historical prices with respect to the common stock of Washington Mutual, Inc. have been adjusted for a 3-for-2 stock split, which became effective in the second quarter of 2001.

                                Wells Fargo & Company           High        Low      Dividends
                             ----------------------------    ----------  ----------  ---------
                             (CUSIP 949746101)
                             2000
                             First Quarter...............    $    41.69  $    31.88  $     .22
                             Second Quarter..............         47.75       38.31        .22
                             Third Quarter...............         46.75       40.69        .22
                             Fourth Quarter..............         55.75       41.69        .24
                             2001
                             First Quarter...............         53.94       44.00        .24
                             Second Quarter..............         49.69       43.15        .24
                             Third Quarter...............         47.75       42.45        .26
                             Fourth Quarter..............         44.75       38.85        .26
                             2002
                             First Quarter...............         50.50       43.02        .26
                             Second Quarter..............         53.21       48.30        .28
                             Third Quarter...............         52.70       42.63        .28
                             Fourth Quarter..............         51.02       43.53        .28
                             2003
                             First Quarter...............         48.84       44.15        .30
                             Second Quarter..............         52.00       46.24        .30
                             Third Quarter (through
                               July 30, 2003)............         53.03       50.70        .45

                             We make no representations as to the amount of dividends, if any, that the issuers of the Basket Stocks will pay in the future. In any event, as an investor in the BRIDGES, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

                                       Historical Basket Values Graph

                             The following graph shows the historical daily values for a basket composed of the Basket Stocks, assuming that the Exchange Ratios had been determined so that each Basket Stock would represent $.66667 of the Basket Value of $10 on July 30, 2003. The graph covers the period from December 21, 2001 (the first date on which all the Basket Stocks were publicly traded) through July 30, 2003. Because the actual Exchange Ratios for the Basket Stocks for the BRIDGES will be set on the day we first offer the BRIDGES to the public, they will be different than the Exchange Ratios used in this illustration. In addition, an investment in the BRIDGES linked to the Basket at the beginning of the period presented below would not have produced the same results as shown in the graph because the Exchange Ratios would have been different. The historical performance of the Basket Stocks cannot be taken as an indication of their future performance.

        Historical Basket Values from December 21, 2001 - July 30, 2003

                                (Graph Omitted)


Use of Proceeds and
Hedging....................  The net proceeds we receive from the sale of the
                             BRIDGES will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the BRIDGES. See also "Use of Proceeds" in the accompanying prospectus.

                             On or prior to the day we offer the BRIDGES for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the BRIDGES by taking positions in the Basket Stocks, in futures or options contracts on the Basket Stocks or on the financial services industry or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the prices of the Basket Stocks, and, therefore, the prices at which the Basket Stocks, on average, must close on the Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the BRIDGES. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the BRIDGES, including on the Determination Dates, by purchasing and selling the Basket Stocks, futures or options contracts on the Basket Stocks or on the financial services industry or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the prices of the Basket Stocks and, therefore, adversely affect the value of the BRIDGES or the payment that you will receive at maturity.

Supplemental Information
Concerning Plan of
Distribution...............  Under the terms and subject to the conditions contained in the U.S. distribution agreement
                             referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of BRIDGES set forth on the cover of this pricing supplement. The Agent proposes initially to offer the BRIDGES directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                             Agent may allow a concession not in excess of    %
                             of the principal amount of the BRIDGES to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. We expect to deliver the BRIDGES against payment
                             therefor in New York, New York on           , 2003.
                             After the initial offering of the BRIDGES, the Agent may vary the offering price and other selling terms from time to time.

                             In order to facilitate the offering of the BRIDGES, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the BRIDGES. Specifically, the Agent may sell more BRIDGES than it is obligated to purchase in connection with the offering, creating a naked short position in the BRIDGES for its own account. The Agent must close out any naked short position by purchasing the BRIDGES in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the BRIDGES in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, BRIDGES in the open market to stabilize the price of the BRIDGES. Any of these activities may raise or maintain the market price of the BRIDGES above independent market levels or prevent or retard a decline in the market price of the BRIDGES. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                             General

                             No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the BRIDGES or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the BRIDGES in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the BRIDGES, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                             The Agent has represented and agreed, and each dealer through which we may offer the BRIDGES has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the BRIDGES or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the BRIDGES under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the BRIDGES. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                             Brazil

                             The BRIDGES may not be offered or sold to the public in Brazil. Accordingly, the offering of the BRIDGES has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                             Chile

                             The BRIDGES have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                             Hong Kong

                             The BRIDGES may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the BRIDGES, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to BRIDGES which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                             Mexico

                             The BRIDGES have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                             Singapore

                             This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material used in connection with the offer or sale, or invitation for subscription or purchase, of the BRIDGES may not be circulated or distributed, nor may the BRIDGES be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the BRIDGES to the public in Singapore.

ERISA Matters for Pension
Plans and Insurance
Companies..................  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the BRIDGES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                             In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the BRIDGES are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the BRIDGES are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
                             Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                             The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the BRIDGES. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                             Because we may be considered a party in interest with respect to many Plans, the BRIDGES may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the BRIDGES will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                             Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the BRIDGES on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                             Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the BRIDGES.

                             Purchasers of the BRIDGES have exclusive responsibility for ensuring that their purchase and holding of the BRIDGES do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal
Income Taxation............  The following summary is based on the opinion of
                             Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the BRIDGES purchasing the BRIDGES at the Issue Price, who will hold the BRIDGES as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                             o  certain financial institutions;
                             o dealers and certain traders in securities or foreign currencies;
                             o  investors holding BRIDGES as part of a hedge;
                             o  U.S. Holders, as defined below, whose
                                functional currency is not the U.S. dollar;
                             o  partnerships;
                             o nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                             o corporations that are treated as foreign personal holding companies, controlled foreign corporations or passive foreign investment companies;
                             o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                             o Non-U.S. Holders for whom income or gain in respect of a BRIDGES is effectively connected with a trade or business in the United States; and
                             o Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

                             If you are considering purchasing the BRIDGES, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             U.S. Holders

                             This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the BRIDGES. As used herein, the term "U.S. Holder" means a beneficial owner of a BRIDGES that is for U.S. federal income tax purposes:

                             o  a citizen or resident of the United States;
                             o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or
                             o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                             The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussion under "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement for a full description of the U.S. federal income tax consequences of ownership and disposition of a contingent payment debt instrument.

                             In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the BRIDGES on a constant yield basis in each year that they hold the BRIDGES, despite the fact that no stated interest will actually be paid on the BRIDGES. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash is paid on the BRIDGES from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the BRIDGES will generally be treated as ordinary income.

                             The rate of accrual of OID on the BRIDGES is the yield at which we would issue a fixed rate debt instrument with terms similar to those of the BRIDGES or the applicable federal rate, whichever is greater (the "comparable yield"), and is determined at the time of the issuance of the BRIDGES. We have determined that the "comparable
                             yield" is an annual rate of    compounded annually.
                             Based on our determination of the comparable yield, the "projected payment schedule" for a BRIDGES (assuming each BRIDGES has an issue price of $10 for U.S. federal income tax purposes) consists of a projected amount equal to $ due at maturity.

                             The following table states the amount of OID that will be deemed to have accrued with respect to a BRIDGES during each accrual period, based upon our determination of the comparable yield and the projected payment schedule:

                                                                                  TOTAL OID
                                                                                  DEEMED TO
                                                                  OID           HAVE ACCRUED
                                                               DEEMED TO        FROM ORIGINAL
                                                                ACCRUE         ISSUE DATE (PER
                                                                DURING         BRIDGES) AS OF
                                                                ACCRUAL            END OF
                                                              PERIOD (PER          ACCRUAL
                                        ACCRUAL PERIOD          BRIDGES)           PERIOD
                                        --------------        -----------      ---------------
                             Original Issue Date through
                               December 31, 2003..........
                             January 1, 2004 through
                               December 31, 2004..........
                             January 1, 2005 through
                               December 31, 2005..........
                             January 1, 2006 through
                               December 31, 2006..........
                             January 1, 2007 through
                               December 31, 2007..........
                             January 1, 2008 through
                               December 31, 2008..........
                             January 1, 2009 through
                               August 30, 2009............

                             The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the BRIDGES, and we make no representation regarding the actual amounts of payments on a BRIDGES.

                             Non-U.S. Holders

                             This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a BRIDGES that is for U.S. federal income tax purposes:

                             o  a nonresident alien individual;
                             o  a foreign corporation; or
                             o  a foreign trust or estate.

                             Tax Treatment upon Maturity, Sale, Exchange or Disposition of a BRIDGES. Subject to the discussion below concerning backup withholding, payments on a BRIDGES by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a BRIDGES, will not be subject to U.S. federal income or withholding tax, provided that:

                             o such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and
                             o  the certification required by Section 871(h) or
                                Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                             Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the BRIDGES that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a BRIDGES certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of
                             Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding the reporting requirements, including reporting requirements for foreign partnerships and their partners.

                             Estate Tax. Subject to benefits provided by an applicable estate tax treaty, a BRIDGES held by an individual who is a Non-U.S. Holder will not be subject to U.S. federal estate tax upon the individual's death unless, at such time, interest payments on the BRIDGES would have been:

                             o subject to U.S. federal withholding tax without regard to the W-8BEN certification requirement described above, not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty; or
                             o effectively connected to the conduct by the holder of a trade or business in the United States.

                             Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the BRIDGES at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.